Exhibit 4.2(c)

PUBLIC SERVICE COMPANY

OF NEW HAMPSHIRE

AND

U.S. BANK NATIONAL ASSOCIATION,

Successor to WACHOVIA BANK, NATIONAL ASSOCIATION

and to FIRST UNION NATIONAL BANK

Formerly Known as FIRST FIDELITY BANK, NATIONAL ASSOCIATION,

NEW JERSEY

Successor to BANK OF NEW ENGLAND, NATIONAL ASSOCIATION

(Formerly Known as NEW ENGLAND MERCHANTS NATIONAL BANK)

and to

NEW BANK OF NEW ENGLAND, NATIONAL ASSOCIATION, TRUSTEE

SUPPLEMENTAL INDENTURE
Dated as of

TO ISSUE SERIES
FIRST MORTGAGE BONDS

$                        First Mortgage Bonds, Series   , due

TABLE OF CONTENTS

Page

Date and Parties
Recitals
Granting Clauses
Exceptions
Habendum
Declaration in Trust

ARTICLE 1 – SERIES BONDS
1.01 Designation; Amount
1.02 Form of Series Bonds; Global Security; Depository for Global Securities
1.03 Provisions of Series Bonds; Interest Accrual
1.04 Transfer and Exchange of Series Bonds
1.05 Redemption of the Series Bonds
1.06 Effect of Event of Default
1.07 Payment Date Not a Business Day
1.08 Amendment and Restatement of Mortgage Indenture

ARTICLE 2 – MISCELLANEOUS PROVISIONS
2.01 Recitals
2.02 Benefits of Supplemental Indenture
2.03 Effect of Supplemental Indenture
2.04 Termination
2.05 Trust Indenture Act
2.06 Counterparts
2.07 Notices
2.08 Definitions

Testimonium
Signatures

Schedule A - Form of Series Bonds
Schedule B - Description of Certain Properties Acquired Since .

Acknowledgments

Endorsement

i

THIS SUPPLEMENTAL INDENTURE dated as of                         , between PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE (with its successors and assigns, the “Company”), a corporation duly organized and existing under the laws of the State of New Hampshire, having its principal place of business at Energy Park, 780 North Commercial Street in Manchester, New Hampshire 03101, and U.S. BANK NATIONAL ASSOCIATION (as successor to Wachovia Bank, National Association, and by merger to First Union National Bank, formerly known as First Fidelity Bank, National Association, New Jersey, successor in trust to Bank of New England, National Association (formerly known as New England Merchants National Bank) and to New Bank of New England, National Association), said U.S. BANK NATIONAL ASSOCIATION being a national banking association duly organized and existing under the laws of the United States of America having a corporate trust office at 21 South Street, Third Floor, Morristown, New Jersey 07960 and duly authorized to execute the trusts hereof (with its successors in trust, the “Trustee”) under the General and Refunding Mortgage Indenture, dated August 15, 1978 (as amended by ten supplemental indentures, including the Tenth Supplemental Indenture dated as of May 1, 1991, the “Original Indenture” and sometimes referred to, with each and every prior indenture supplemental thereto and each and every other instrument, including this Supplemental Indenture, supplemental to the Original Indenture, as the “Indenture”).

WHEREAS, the Company has previously executed and delivered to the Trustee supplemental indentures which are part of the Indenture for the purposes recited therein and for the purpose of issuing bonds under the Indenture, the currently outstanding series of which are set forth in the following table:

Supplemental Indenture No.	Dated as of	Series	Series Designation	Principal Amount Authorized	Principal Amount Issued	Principal Amount Outstanding

*                                         These First Mortgage Bonds contain provisions for changes in the interest rate.

WHEREAS, the execution and delivery of this Supplemental Indenture and the issue of not exceeding initially $                      in aggregate principal amount of the Company’s First Mortgage Bonds, Series    (hereinafter generally referred to as the “Series    Bonds” or the “bonds of Series   ”), and other necessary actions have been duly authorized by the Board of Directors of the Company;

WHEREAS, the Company proposes to execute and deliver this Supplemental Indenture to provide for the issue of the bonds of Series    and confirm the lien of the Indenture on the property referred to below, all as permitted by Section 15.1 of the Original Indenture;

WHEREAS, the Company has purchased, constructed or otherwise acquired certain additional property not heretofore specifically described in the Indenture but which is and is intended to be subject to the lien thereof, and proposes specifically to subject such additional property to the lien of the Indenture at this time;

WHEREAS, all acts and things necessary to make the initial issue of the Series    Bonds, when executed by the Company and authenticated by the Trustee and delivered as in the Original Indenture provided, the legal, valid and binding obligations of the Company according to their terms and to make this Supplemental Indenture a legal, valid and binding instrument for the security of the bonds, in accordance with its and their terms, have been done and performed, and the execution and delivery of this Supplemental Indenture has in all respects been duly authorized;

NOW, THEREFORE, in consideration of the premises, and of the acceptance of said Series    Bonds by the holder thereof, and of the sum of $1.00 duly paid by the Trustee to the Company, and of other good and valuable considerations, the receipt whereof is hereby acknowledged, and in confirmation of and supplementing the Original Indenture as previously supplemented by said preceding supplemental indentures, and in performance of and compliance with the provisions thereof, said Public Service Company of New Hampshire, by these presents, does give, grant, bargain, sell, transfer, assign, pledge, mortgage and convey unto U.S. Bank National Association, as Trustee, as provided in the Original Indenture, as previously supplemented and amended and as supplemented by this Supplemental Indenture, and its successor or successors in the trust thereby and hereby created, and its and their assigns, (a) all and singular the property, and rights and interests in property, described in the Original Indenture and the preceding supplemental indentures (said supplemental indentures, in each case, as applicable, as amended by the Tenth Supplemental Indenture, hereinafter referred to as the Preceding Supplemental Indentures), and thereby conveyed, pledged, assigned, transferred and mortgaged, or intended so to be (said descriptions in said Original Indenture and the Preceding Supplemental Indentures being hereby made a part hereof to the same extent as if set forth herein at length), whether then or now owned or thereafter or hereafter acquired, except such of said properties or interests therein as may have been released or sold or disposed of in whole or in part as permitted by the provisions of the Original Indenture, and (b) also, but without in any way limiting the generality of the foregoing, all the right, title and interest of the Company, now owned or hereafter acquired, in and to the rights, titles, interests and properties described or referred to in Schedule B hereto attached and hereby made a part hereof as fully as if set forth herein at length, in all cases not specifically reserved, excepted and excluded; the foregoing property, and rights and interests in property, being located in the following listed municipalities in New Hampshire and unincorporated areas in Coos County, New Hampshire, as well as in various municipalities in the States of Maine, Vermont and elsewhere:

BELKNAP COUNTY — Alton, Barnstead, Belmont, Center Harbor, Gilford, Gilmanton, Laconia, Meredith, New Hampton, Sanbornton, Tilton;

CARROLL COUNTY — Albany, Brookfield, Chatham, Conway, Eaton, Effingham, Freedom, Madison, Moultonboro, Ossipee, Sandwich, Tamworth, Tuftonboro, Wakefield, Wolfeboro;

CHESHIRE COUNTY — Alstead, Chesterfield, Dublin, Fitzwilliam, Gilsum, Harrisville, Hinsdale, Jaffrey, Keene, Marlborough, Marlow, Nelson, Richmond, Rindge, Roxbury, Stoddard, Sullivan, Surry, Swanzey, Troy, Westmoreland, Winchester;

COOS COUNTY — Bean’s Grant, Berlin, Cambridge, Carroll, Chandler’s Purchase, Clarksville, Colebrook, Columbia, Crawford’s Purchase, Dalton, Dummer, Errol, Gorham, Green’s Grant, Jefferson, Lancaster, Martin’s Location, Milan, Millsfield, Northumberland, Pinkham’s Grant, Pittsburg, Randolph, Shelburne, Stark, Stewartstown, Stratford, Success, Thompson & Meserve’s Purchase, Wentworth’s Location, Whitefield;

GRAFTON COUNTY — Alexandria, Ashland, Bath, Bethlehem, Bridgewater, Bristol, Campton, Easton, Enfield, Franconia, Grafton, Hanover, Haverhill, Hebron, Holderness, Landaff, Lincoln, Lisbon, Littleton, Lyman, Lyme, Orange, Orford, Piermont, Plymouth, Rumney, Sugar Hill, Thornton, Woodstock;

HILLSBOROUGH COUNTY — Amherst, Antrim, Bedford, Bennington, Brookline, Deering, Francestown, Goffstown, Greenfield, Greenville, Hancock, Hillsborough, Hollis, Hudson, Litchfield, Lyndeborough, Manchester, Mason, Merrimack, Milford, Mont Vernon, Nashua, New Boston, New Ipswich, Pelham, Peterborough, Sharon, Temple, Weare, Wilton, Windsor;

MERRIMACK COUNTY — Allenstown, Andover, Boscawen, Bow, Bradford, Canterbury, Chichester, Concord, Danbury, Dunbarton, Epsom, Franklin, Henniker, Hill, Hooksett, Hopkinton, Loudon, Newbury, New London, Northfield, Pembroke, Pittsfield, Salisbury, Sutton, Warner, Webster, Wilmot;

ROCKINGHAM COUNTY — Auburn, Atkinson, Brentwood, Candia, Chester, Danville, Deerfield, Derry, East Kingston, Epping, Exeter, Fremont, Greenland, Hampstead, Hampton, Hampton Falls, Kensington, Kingston, Londonderry, New Castle, Newfields, Newington, Newmarket, Newton, North Hampton, Northwood, Nottingham, Portsmouth, Raymond, Rye, Sandown, Seabrook, South Hampton, Stratham, Windham;

STRAFFORD COUNTY — Barrington, Dover, Durham, Farmington, Lee, Madbury, Middleton, Milton, New Durham, Rochester, Rollinsford, Somersworth, Strafford;

SULLIVAN COUNTY — Charlestown, Claremont, Cornish, Croydon, Goshen, Grantham, Lempster, Newport, Plainfield, Springfield, Sunapee, Unity, Washington;

SUBJECT, HOWEVER, as to all of the foregoing, to the specific rights, privileges, liens, encumbrances, restrictions, conditions, limitations, covenants, interests, reservations, exceptions and otherwise as provided in the Original Indenture and the Preceding Supplemental Indentures, and in the descriptions in the schedules thereto and hereto and in the deeds or grants in said schedules referred to;

BUT SPECIFICALLY RESERVING, EXCEPTING AND EXCLUDING (as the same are reserved, excepted and excluded from the lien of the Original Indenture and the Preceding Supplemental Indentures) from this instrument and the grant, conveyance, mortgage, transfer and assignment herein contained, all right, title and interest of the Company, now owned or hereafter acquired, in and to the properties and rights specified in subclauses (a) to (m), both inclusive, of the paragraph beginning “BUT SPECIFICALLY RESERVING, EXCEPTING AND EXCLUDING...” which paragraph is part of the granting clauses of the Original Indenture;

TO HAVE AND TO HOLD all said plant, premises, property, franchises and rights hereby conveyed, assigned, pledged or mortgaged, or intended so to be, unto the Trustee, its successor or successors in trust, and to its and their assigns forever;

BUT IN TRUST, NEVERTHELESS, with power of sale, for the equal pro rata benefit, security and protection of the owners of the bonds without any preference, priority or distinction whatever of any one bond over any other bond by reason of priority in the issue, sale or negotiation thereof, or otherwise;

PROVIDED, HOWEVER, and these presents are upon the condition, that if the Company shall pay or cause to be paid or make appropriate provision for the payment unto the holders of the bonds of the principal, premium, if any, and interest to become due thereon at the times and in the manner stipulated therein, and shall keep, perform and observe all and singular the covenants, agreements and provisions in the Indenture expressed to be kept, performed and observed by or on the part of the Company, then the Indenture and the estate and rights thereby and hereby granted shall, pursuant and subject to the provisions of Article 16 of the Original Indenture, cease, determine and be void, but otherwise shall be and remain in full force and effect.

AND IT IS HEREBY COVENANTED, DECLARED AND AGREED, upon the trusts and for the purposes aforesaid, as set forth in the following covenants, agreements, conditions and provisions, viz.:

ARTICLE 1

SERIES    BONDS

SECTION 1.01.  Designation; Amount.  The bonds of Series    shall be designated “First Mortgage Bonds, Series   , due      ” and shall initially be authenticated in the aggregate principal amount of                                                Dollars ($                            ).  The initial issue of the bonds of Series    may be effected upon compliance with the applicable provisions of the Original Indenture.  Additional bonds of Series   , without limitation as to amount, having the same terms and conditions as the bonds of Series    (except for the date of original issuance, the initial interest payment date and the offering price) may also be issued by the Company without the consent of the holders of the bonds of Series   , pursuant to a separate supplemental indenture related thereto.  Such additional bonds of Series    shall be part of the same series as the bonds of Series   .  The Trustee shall authenticate and deliver up to $                                aggregate principal amount of Series    Bonds at any time upon application by the Company and compliance with the applicable provisions of the Original Indenture.

SECTION 1.02.  Form of Series    Bonds; Global Security; Depository for Global Securities.  The Series    Bonds shall be issued only in fully registered form without coupons in denominations of One Thousand Dollars ($1,000.00) and multiples thereof.

The Series    Bonds shall be initially represented by one or more global securities (the “Global Securities”).  Each Global Security will be deposited with, or on behalf of, The Depository Trust Company, as depository (“DTC”), and registered in the name of Cede & Co., a nominee of DTC.

The Series    Bonds shall be in substantially the form set forth in Schedule A attached hereto.  The terms of the Series    Bonds contained in such form are hereby incorporated herein by reference as though fully set forth in this place and are made a part of this Supplemental Indenture.

SECTION 1.03.  Provisions of Series    Bonds; Interest Accrual.  The Series    Bonds shall mature on                              and shall bear interest at the rate of      % per year, payable semiannually in arrears on                          and                          of each year (each, an “Interest Payment Date”) (except that the final Interest Payment Date will be                         ) beginning on                         , and on the maturity date, until the Company’s obligation in respect of the principal thereof shall be discharged, and at the rate of                 % per annum on any overdue principal and premium and on any overdue installment of interest.  The Series    Bonds shall be dated the date of authentication thereof by the Trustee and shall bear interest on the principal amount from, and including, the date of original issuance to, and excluding, the first Interest Payment Date and then from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for to, but excluding, the next Interest Payment Date or the maturity date, as the case may be.  Interest on the Series    Bonds will be computed on the basis of 360-day year of twelve 30-day months.

The Series    Bonds shall be payable both as to principal and interest at the corporate trust office of the Trustee at U.S. Bank National Association in Morristown, New Jersey or the corporate trust office of its successors, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.  The interest on the Series    Bonds shall be payable without presentation, and only to or upon the person in whose name the Series    Bonds are registered at the close of business on the business day prior to each Interest Payment Date.  The Series    Bonds shall be callable for redemption in whole or in part according to the terms and provisions provided herein in Section 1.05.

The Company has initially designated DTC as the depository for the Series    Bonds.  For as long as the Series    Bonds or any portion thereof are in the form of a Global Security, and notwithstanding the previous paragraph, all payments of interest, principal and other amounts in respect of the Series    Bonds shall be made to DTC or its nominee in accordance with its applicable policies and procedures, in the coin or currency specified above.  So long as the Series    Bonds are in the form of a Global Security, neither the Company nor the Trustee shall have any responsibility with respect to the policies and procedures of DTC, or any successor depository, or for any notices or other communications among DTC, its direct and indirect participants or beneficial owners of the Series    Bonds.

SECTION 1.04.  Transfer and Exchange of Series    Bonds.  So long as the Series    Bonds are in the form of Global Securities, the Series    Bonds may not be transferred except as a whole (1) by DTC to a nominee of DTC or (2) by a nominee of DTC to DTC or another nominee of DTC or (3) by DTC or any such nominee to a successor of DTC or a nominee of such successor.  If (1) DTC is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within ninety days or (2) there shall have occurred and be continuing after any applicable grace periods an Event of Default under the Indenture with respect to the Series    Bonds represented by such Global Security, the Company will issue certificated Series    Bonds in definitive registered form in exchange for the Global Securities.

The Company may at any time and in its sole discretion determine not to have any Series    Bonds in registered form represented by one or more Global Securities and, in such event, will issue certificated bonds in definitive form in exchange for the Global Securities representing the Series    Bonds.  In any such instance, an owner of a beneficial interest in the Global Securities will be entitled to physical delivery in definitive form of certificated bonds represented by the Global Securities equal in principal amount to such beneficial interest and to have such certificated bonds registered in its name.

In the event certificated bonds are issued in exchange for the Global Securities, the Series    Bonds may be surrendered for registration of transfer as provided in Section 2.8 of the Original Indenture at the corporate trust office of the Trustee at U.S. Bank National Association in Morristown, New Jersey or the corporate trust offices of its successors, and may be surrendered at said office for exchange for a like aggregate principal amount of Series    Bonds of other authorized denominations.  Notwithstanding the provisions of Section 2.7 of the Original Indenture, no charge, except for taxes or other governmental charges, shall be made by the Company for any registration of transfer of Series    Bonds or for the exchange of any Series    Bonds for such bonds of other authorized denominations.

SECTION 1.05.  Redemption of the Series    Bonds.  The Series    Bonds are subject to redemption, in whole or in part, at the option of the Company at any time.  If the Company elects to redeem the Series    Bonds, it will do so at a redemption price equal to the greater of (x) one hundred percent (100%) of the principal amount of the Series    Bonds being redeemed, plus accrued interest thereon to the redemption date, or (y) as determined by the Quotation Agent, the sum of the present value of the remaining scheduled payments of principal and interest on the Series    Bonds to be redeemed (not including any portion of payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis at the Adjusted Treasury Rate plus                          (     ) basis points, plus accrued interest to the redemption date. The redemption price will be calculated assuming a 360-day year consisting of twelve 30-day months.

The Company shall notify the Trustee in writing, not less than forty-five (45) days, or such shorter period as shall be acceptable to the Trustee, of any such election to redeem.  Such notice shall include the amount of Series    Bonds to be redeemed, the redemption date and the redemption price.

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue,

assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Series    Bonds that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Series    Bonds.

“Comparable Treasury Price” means, with respect to any redemption date:  (i) the average of the Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Company.

“Reference Treasury Dealer” means a primary U.S. Government securities dealer in New York, New York selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding that redemption date.

Notice of any redemption will be provided at least 30 days but not more than 60 days before the redemption date to each holder of the Series    Bonds to be redeemed.

Absent a default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Series    Bonds or portions of the Series    Bonds called for redemption.

If less than all of the Series    Bonds are to be redeemed, the Trustee will select the Series    Bonds to be redeemed by a method that the Trustee deems fair and appropriate and which may provide for the selection for the redemption of portions (equal to $1,000 or any multiple thereof) of the principal amount of the Series    Bonds larger than $1,000.  Notice of redemption will be mailed, first-class mail postage prepaid, to each holder of Series    Bonds to be redeemed at the holder’s address in the register for the Series    Bonds.  If any Series    Bonds are to be redeemed in part only, the notice of redemption that relates to that Series    Bond will state the portion of the principal amount of that Series    Bond to be redeemed.  In that case, the Company will issue a new Series    Bond of any authorized denomination, as requested, in an aggregate principal amount equal to the unredeemed portion of such Series    Bond, in the name of the holder upon cancellation of the original Series    Bond.  Series    Bonds or portions of

Series    Bonds to be redeemed become due on the redemption date, and interest will cease to accrue on those Series    Bonds or portions of Series    Bonds on the redemption date.

The Series    Bonds are not subject to any sinking fund.

Except as provided in this Section 1.05, the Series    Bonds are not subject to redemption under any provisions of the Indenture.

SECTION 1.06.  Effect of Event of Default.  If an Event of Default shall have occurred and be continuing, the principal of the Series    Bonds may be declared due and payable in the manner and with the effect provided in the Indenture.

SECTION 1.07.  Payment Date Not a Business Day.  If any redemption or maturity date for principal, premium or interest with respect to the Series    Bonds shall be (i) a Sunday or a legal holiday, or (ii) a day on which banking institutions are authorized pursuant to law to close and on which the corporate trust offices of the Trustee in Minnesota or New Jersey are not open for business, then the payment thereof may be made on the next succeeding day not a day specified in (i) or (ii) with the same force and effect as if made on the specified payment date and no interest shall accrue for the period after the specified payment date.

SECTION 1.08.  Amendment and Restatement of Mortgage Indenture.  Each holder of a Series    Bond, solely by virtue of its acquisition thereof, including as an owner of a book-entry interest therein, shall have and be deemed to have consented, without the need for any further action or consent by such holder, to the amendment and restatement of the Original Indenture in substantially the form set forth in Schedule C appended to the Fifteenth Supplemental Indenture dated as of September 1, 2007 (the “Amended and Restated Indenture”), with such additions, deletions, and other changes made to such form prior to the time of such amendment and restatement (“Future Changes”) (1) that add to the covenants of the Company in the Amended and Restated Indenture, or surrender rights or powers of the Company therein, for the benefit of the holders of the outstanding bonds issued under the Original Indenture, (2) as shall be requested by the Trustee and its counsel, (3) as may be requested by the New Hampshire Public Utilities Commission or other regulatory authority having jurisdiction over the Company, or (4) otherwise, as shall be proposed by the Company after the date of the execution and delivery of this Supplemental Indenture, provided that (a) in the case of any Future Change described in clause (4), such Future Change is not, in the reasonable judgment of the Company, inconsistent with the fundamental structure and terms of the Amended and Restated Indenture, and (b) in the case of any Future Change described in clause (3) or (4), such Future Change does not, in the reasonable judgment of the Company, adversely affect in any material respect the interests of the holders of the bonds issued under the Original Indenture.

The Amended and Restated Indenture described in this Section 1.08 refers to a planned future amendment and restatement of the terms of the Original Indenture substantially in their entirety.  No portion of the Amended and Restated Indenture is in effect as of the date of this Supplemental Indenture.  To become effective under the existing Indenture, most of the changes in the Amended and Restated Indenture require the consent of the holders of not less than a majority in principal amount of all bonds of the Company then outstanding under the Indenture.

These changes will become effective as soon as the Company receives the required majority consent.  The remaining changes require the consent of the holders of 100% in principal amount of all bonds of the Company then outstanding under the Indenture.  As a result, these remaining changes will not become effective until the Company receives the required unanimous consent.   Accordingly, the Amended and Restated Indenture, including any Future Changes contemplated by this Section 1.08, will not be in effect until the Company receives the required majority consent described above, and until the Amended and Restated Indenture is duly executed and acknowledged by the Company and the Trustee of the existing First Mortgage Indenture, with the changes requiring the unanimous consent described above taking effect automatically thereafter when such consent is obtained.

ARTICLE 2

MISCELLANEOUS PROVISIONS

SECTION 2.01.  Recitals.  The recitals in this Supplemental Indenture shall be taken as recitals by the Company alone, and shall not be considered as made by or as imposing any obligation or liability upon the Trustee, nor shall the Trustee be held responsible for the legality or validity of this Supplemental Indenture, and the Trustee makes no covenants or representations, and shall not be responsible, as to or for the effect, authorization, execution, delivery or recording of this Supplemental Indenture, except as expressly set forth in the Original Indenture.  The Trustee shall not be taken impliedly to waive by this Supplemental Indenture any right it would otherwise have.

SECTION 2.02.  Benefits of Supplemental Indenture.  Nothing in this Supplemental Indenture, expressed or implied, is intended or shall be construed to confer upon, or give to, any person, firm or corporation, other than the parties hereto and the holders of the Series    Bonds, any right, remedy or claim under or by reason of the Indenture or any covenant, condition or stipulation thereof; and the covenants, stipulations and agreements in the Indenture contained are and shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns, and holders of the bonds.

SECTION 2.03.  Effect of Supplemental Indenture.  This Supplemental Indenture is executed, shall be construed as and is expressly stated to be an indenture supplemental to the Original Indenture and shall form a part of the Indenture; and the Original Indenture, as supplemented and amended by this Supplemental Indenture, is hereby confirmed and adopted by the Company as its obligation.  All terms used in this Supplemental Indenture shall be taken to have the meaning specified in the Original Indenture, except in cases where the context clearly indicates otherwise.

SECTION 2.04.  Termination.  This Supplemental Indenture shall become void when the Indenture shall be void.

SECTION 2.05.  Trust Indenture Act.  If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with any of the applicable provisions of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, as amended, such required provision shall control.

SECTION 2.06.  Counterparts.  This Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which shall be deemed an original; and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument, which shall for all purposes be sufficiently evidenced by any such original counterpart.

SECTION 2.07.  Notices.  Any notice to the Trustee under any provision of this Supplemental Indenture shall be sufficiently given if served personally upon a responsible officer of the Trustee or mailed by registered or certified mail, postage prepaid, addressed to the Trustee at its corporate trust office, which is U.S. Bank National Association, 21 South Street, Third Floor, Morristown, New Jersey 07960 as of the date hereof.  The Trustee shall notify the Company from time to time of any change in the address of its corporate trust office.

SECTION 2.08.  Definitions.  The use of the terms and expressions herein is in accordance with the definitions, uses and construction contained in the Original Indenture and the form of Series    Bond attached hereto as Schedule A.

IN WITNESS WHEREOF, PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE has caused this instrument to be executed and its corporate seal to be hereto affixed, by its officers, thereunto duly authorized, and U.S. BANK NATIONAL ASSOCIATION has caused this instrument to be executed by its officers thereunto duly authorized, all as of the day and year first above written but actually executed on                         .

PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE

By:
Name:
Title:

CORPORATE SEAL

Attest:

Name:
Title:

Signed, sealed and delivered by
Public Service Company of New
Hampshire in the presence of us:

Witnesses

STATE OF	)
	)	ss:
COUNTY OF	)

Then personally appeared before me                         ,                         , and                         ,                         , of Public Service Company of New Hampshire, a New Hampshire corporation, and severally acknowledged the foregoing instrument to be their free act and deed in their said capacities and the free act and deed of said corporation.

Witness my hand and notarial seal this      day of                         , at                         ,                         .

Name:
Notary Public
My Commission Expires

(Notarial Seal)

U.S. BANK NATIONAL ASSOCIATION as Trustee as aforesaid

By:
Name:
Title:

Attest:

Name:
Title:

Signed and delivered by
U.S. Bank National Association
in the presence of us:

Witnesses

STATE OF NEW JERSEY	)
	)	ss: Morristown
COUNTY OF MORRIS

Then personally appeared before me                         ,                          of U.S. Bank National Association, a national banking association, and acknowledged the foregoing instrument to be her free act and deed in her said capacity and the free act and deed of said association.

Witness my hand and notarial seal this            day of           ,        , at Morristown, New Jersey.

Name:
Notary Public
My Commission Expires

(Notarial Seal)

SCHEDULE A
(FORM OF FACE OF SERIES    BONDS)

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY.  THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND HEREIN, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

Unless this Global Security is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Public Service Company of New Hampshire or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE

FIRST MORTGAGE BOND, SERIES

PRINCIPAL DUE

CUSIP No.

No. 1	$

FOR VALUE RECEIVED, PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE, a corporation organized and existing under the laws of the State of New Hampshire (hereinafter called the “Company”, which term includes any successor corporation under the Indenture), hereby promises to pay to Cede & Co., or registered assigns, subject to the conditions set forth herein, the principal sum of                                                   Dollars ($                        ), on                         , and to pay interest on said sum semiannually in arrears, on                          and                          in each year (each, an “Interest Payment Date”) (except that the final Interest Payment Date will be                         ), commencing on                          at the rate of       % per annum, until the Company’s obligation with respect to said principal sum shall be paid or made available for payment, and at the rate of       % per annum on any overdue principal and premium and on any overdue installment of interest.

This Series    Bond shall bear interest as aforesaid from, and including, the date of original issuance to, and excluding, the first Interest Payment Date and then from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for to, but excluding, the next Interest Payment Date or the maturity date, as the case may be.  The amount of interest payable will be computed on the basis of a 360-day year consisting of twelve 30-day months.

In any case where any Interest Payment Date, maturity or redemption date is not a Business Day, then payment of principal and interest, if any, or principal and premium, if any, payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), in each case with the same force and effect as if made on such date.  A “Business Day” shall mean any day, except a (i) Sunday or a legal holiday, or (ii) a day on which banking institutions are authorized pursuant to law to close and on which the corporate trust offices of the Trustee in Minnesota or New Jersey are not open for business.

Payment of the principal of and any interest on this Series    Bond will be made at the corporate trust office of the Trustee at U.S. Bank National Association in Morristown, New Jersey or the corporate trust office of its successors, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.  The interest on this Series    Bond shall be payable without presentation, and only to or upon the  person in whose name the Series    Bonds are registered at the close of business on the Business Day prior to each Interest Payment Date.

The Company has initially designated DTC as the depository for this Series    Bond issued in the form of a Global Security.  For as long as this Series    Bond or any portion hereof is in the form of a Global Security, and notwithstanding the previous paragraph, all payments of interest, principal and other amounts in respect of this Series    Bond shall be made to DTC or its nominee in accordance with its applicable policies and procedures, in the coin or currency specified above.

Reference is hereby made to the further provisions of this Series    Bond set forth on the reverse hereof, including without limitation provisions in regard to the redemption and the registration of transfer and exchangeability of this Series    Bond, and such further provisions shall for all purposes have the same effect as though fully set forth in this place.

As set forth in the Supplemental Indenture establishing the terms and series of the Bonds of this series, each holder of a Series    Bond, solely by virtue of its acquisition thereof, including as an owner of a book-entry interest therein, shall have and be deemed to have consented, without the need for any further action or consent by such holder, to the amendment and restatement of the Original Indenture in substantially the form set forth in Schedule C appended to the Fifteenth Supplemental Indenture dated as of September 1, 2007 (the “Amended and Restated Indenture”), with such additions, deletions, and other changes made to such form prior to the time of such amendment and restatement (“Future Changes”) (1) that add to the covenants of the Company in the Amended and Restated Indenture, or surrender rights or powers of the Company therein, for the benefit of the holders of the outstanding bonds issued under the

Original Indenture, (2) as shall be requested by the Trustee and its counsel, (3) as may be requested by the New Hampshire Public Utilities Commission or other regulatory authority having jurisdiction over the Company, or (4) otherwise, as shall be proposed by the Company after the date of the execution and delivery of the Supplemental Indenture, provided that (a) in the case of any Future Change described in clause (4), such Future Change is not, in the reasonable judgment of the Company, inconsistent with the fundamental structure and terms of the Amended and Restated Indenture, and (b) in the case of any Future Change described in clause (3) or (4), such Future Change does not, in the reasonable judgment of the Company, adversely affect in any material respect the interests of the holders of the bonds issued under the Original Indenture.

This Series    Bond shall not become or be valid or obligatory until the certificate of authentication hereon shall have been signed by U.S. Bank National Association (hereinafter with its successors as defined in the Indenture (as defined on the reverse hereof), generally called the Trustee), or by such a successor.

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IN WITNESS WHEREOF, Public Service Company of New Hampshire has caused this Series    Bond to be executed in its corporate name and on its behalf by its                                     by his signature or a facsimile thereof, and its corporate seal to be affixed or imprinted hereon and attested by the manual or facsimile signature of its                                                 .

Dated as of

PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE

By:
Name:
Title:

Attest:

Name
Title:

[FORM OF TRUSTEE’S CERTIFICATE]

U.S. Bank National Association hereby certifies that this Series    Bond is one of the bonds described in the within mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
TRUSTEE

By:
Name:
Title: Authorized Signatory

[FORM OF REVERSE OF SERIES    BOND]
PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE
First Mortgage Bond, Series   , due

This Series    Bond is one of a series of bonds known as the “First Mortgage Bonds, Series   ” of the Company, initially limited to                                                   Dollars ($                        ) in aggregate principal amount, and issued under and pursuant to a First Mortgage Indenture between the Company and U.S. Bank National Association as successor to Wachovia Bank, National Association and by merger to First Union National Bank, formerly known as First Fidelity Bank, National Association, New Jersey, successor to Bank of New England, National Association (formerly known as New England Merchants National Bank), and to New Bank of New England, National Association, as Trustee, dated as of August 15, 1978, as amended, and pursuant to which U.S. Bank, National Association is now Successor Trustee (said First Mortgage Indenture (i) as amended by the Tenth Supplemental Indenture thereto, being hereinafter generally called the “Original Indenture,” and (ii) together with all indentures expressly stated to be supplemental thereto, and each and every other instrument including the Supplemental Indenture pursuant to which the Series    Bonds are being issued, being hereinafter generally called the “Indenture”), and together with all bonds of all series now outstanding or hereafter issued under the Indenture being equally and ratably secured (except as any sinking or other analogous fund, established in accordance with the provisions of the Indenture, may afford additional security for the bonds of any particular series) by the Indenture, to which Indenture (executed counterparts of which are on file at the corporate trust office of the Trustee in Morristown, New Jersey) reference is hereby made for a description of the nature and extent of the security, the rights thereunder of the holders of bonds issued and to be issued thereunder, the rights, duties and immunities thereunder of the Trustee, the rights and obligations thereunder of the Company, and the terms and conditions upon which Bonds of this series, and bonds of other series, are issued and are to be issued; but neither the foregoing reference to the Indenture nor any provision of this Series    Bond or of the Indenture shall affect or impair the obligation of the Company, which is absolute, unconditional and unalterable, to pay at the maturities herein provided the principal of and interest on this Series    Bond as herein provided.

The Series    Bonds shall be initially issued in the form of one or more global securities (the “Global Securities”).  Each Global Security will be deposited with, or on behalf of, The Depository Trust Company, as depository (“DTC”), and registered in the name of Cede & Co., a nominee of DTC.  In the event certificated bonds in definitive form are issued in exchange for the Global Securities they are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

The Series    Bonds, while in the form of Global Securities, may not be transferred except as a whole (1) by DTC to a nominee of DTC or (2) by a nominee of DTC to DTC or another nominee of DTC or (3) by DTC or any such nominee to a successor of DTC or a nominee of such successor.  If (1) DTC is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within ninety days or (2) there shall have occurred and be continuing after any applicable grace periods an Event of Default under the

Indenture with respect to the Series    Bonds represented by such Global Security, the Company will issue certificated bonds in definitive registered form in exchange for the Global Securities representing the Series    Bonds.

The Company may at any time and in its sole discretion determine not to have any Series    Bonds in registered form represented by one or more Global Securities and, in such event, will issue certificated bonds in definitive form in exchange for the Global Securities representing the Series    Bonds.  In any such instance, an owner of a beneficial interest in the Global Securities will be entitled to physical delivery in definitive form of certificated bonds represented by the Global Securities equal in principal amount to such beneficial interest and to have such certificated bonds registered in its name.

In the event certificated bonds are issued in exchange for the Global Securities, the Series    Bonds may be surrendered for registration of transfer as provided in Section 2.8 of the Original Indenture at the corporate trust office of the Trustee at U.S. Bank National Association in Morristown, New Jersey or the corporate trust offices of its successors, and may be surrendered at said office for exchange for a like aggregate principal amount of Series    Bonds of other authorized denominations.  Notwithstanding the provisions of Section 2.7 of the Original Indenture, no charge, except for taxes or other governmental charges, shall be made by the Company for any registration of transfer of Series    Bonds or for the exchange of any Series    Bonds for such bonds of other authorized denominations.

The Series    Bonds are subject to redemption, in whole or in part, at the option of the Company at any time.  If the Company elects to redeem the Series    Bonds, it will do so at a redemption price equal to the greater of (x) one hundred percent (100%) of the principal amount of Series    Bonds being redeemed, plus accrued interest thereon to the redemption date, or (y) as determined by the Quotation Agent, the sum of the present value of the remaining scheduled payments of principal and interest on the Series    Bonds to be redeemed (not including any portion of payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis at the Adjusted Treasury Rate plus                          (   ) basis points, plus accrued interest to the redemption date. The redemption price will be calculated assuming a 360-day year consisting of twelve 30-day months.

The Company shall notify the Trustee in writing, not less than forty-five (45) days, or such shorter period as shall be acceptable to the Trustee, of any such election to redeem.  Such notice shall include the amount of Series    Bonds to be redeemed, the redemption date and redemption price.

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Series    Bonds that would be used, at the time of selection and in accordance with customary financial practice,

in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Series    Bonds.

“Comparable Treasury Price” means, with respect to any redemption date:  (i) the average of the Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Company.

 “Reference Treasury Dealer” means a primary U.S. Government securities dealer in New York, New York selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding that redemption date.

Notice of any redemption will be provided at least 30 days but not more than 60 days before the redemption date to each holder of the Series    Bonds to be redeemed.

Absent a default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Series    Bonds or portions of the Series    Bonds called for redemption.

If less than all of the Series    Bonds are to be redeemed, the Trustee will select the Series    Bonds to be redeemed by a method that the Trustee deems fair and appropriate and which may provide for the selection for the redemption of portions (equal to $1,000 or any multiple thereof) of the principal amount of the Series    Bonds larger than $1,000.  Notice of redemption will be mailed, first-class mail postage prepaid, to each holder of Series    Bonds to be redeemed at the holder’s address in the register for the Series    Bonds.  If any Series    Bonds are to be redeemed in part only, the notice of redemption that relates to that Series    Bond will state the portion of the principal amount of that Series    Bond to be redeemed.  In that case, the Company will issue new Series    Bonds of any authorized denomination, as requested, in an aggregate principal amount equal to the unredeemed portion of such Series    Bond, in the name of the holder upon cancellation of the original Series    Bond.  Series    Bonds or portions of Series    Bonds to be redeemed become due on the redemption date, and interest will cease to accrue on those Series    Bonds or portions of Series    Bonds on the redemption date.

The Series    Bonds are not subject to any sinking fund.

If the Series    Bonds are called in whole or in part, and if moneys have been duly deposited or otherwise made available to the Trustee for redemption hereof, or of the part hereof so called, as required in the Indenture, this Series    Bond or such called part hereof, shall be due

and payable on the date fixed for redemption and thereafter this Series    Bond, or such called part hereof, shall cease to bear interest on the date fixed for redemption and shall cease to be entitled to the lien of the Indenture, and, as respects the Company’s liability hereon, this Series    Bond, or such called part hereof, shall be deemed to have been paid; but, if less than the whole principal amount hereof shall be so called, the holder hereof shall be entitled, in addition to the sums payable on account of the part called, to receive, without expense to such holder, upon surrender hereof, one or more Series    Bonds of this series for an aggregate principal amount equal to that part of the principal amount hereof not then called and paid.

If an Event of Default shall have occurred and be continuing, the principal of the Series    Bonds may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions permitting the Company and the Trustee to effect, by supplemental indenture, certain modifications of the Indenture without any consent of the holders of the bonds, and to effect certain other modifications of the Indenture, and of the rights of the holders of the bonds, with the consent of the holders of not less than a majority in aggregate principal amount of all bonds issued under the Indenture at the time outstanding, or in case one or more, but less than all, of the series of said bonds then outstanding are affected, with the consent of the holders of not less than a majority in aggregate principal amount of said outstanding bonds of each series affected.

No reference herein to the Indenture and no provision herein or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest, including overdue interest, on this Series    Bond at the time, place and rate, and in the coin or currency, herein prescribed.

This Series    Bond shall be exchangeable for securities registered in the names of holders other than DTC or its nominee only as provided in this paragraph.  This Series    Bond shall be so exchangeable if (x) DTC notifies the Company that it is unwilling or unable to continue as depository or at any time ceases to be a clearing agency registered as such under the Securities Exchange Act of 1934, (y) the Company executes and delivers to the Trustee an Officers’ Certificate providing that this Series    Bond shall be so exchangeable or (z) there shall have occurred and be continuing an Event of Default with respect to the Series    Bonds.  Certificated securities so issued in exchange for the Global Security representing the Series    Bonds shall be of the same series, have the same interest rate, if any, and maturity and have the same terms as the Global Security representing the Series    Bonds, in authorized denominations and in the aggregate having the same principal amount as the Global Security representing the Series    Bonds and registered in such names as the depository for such Global Security representing the Series    Bonds shall direct.

Series    Bonds not represented by a Global Security are transferable by the registered owner hereof upon surrender hereof at the corporate trust office of the Trustee, together with a written instrument of transfer in approved form, signed by the owner or his duly authorized attorney, and a new Series    Bond or Bonds for a like principal amount will be issued in exchange, all as provided in the Indenture.  Prior to due presentment for registration of transfer of this Bond, the Company and the Trustee may deem and treat the registered owner hereof as the absolute owner hereof, whether or not such Series    Bond shall be overdue, for the purpose of receiving payment and for all other purposes, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

Series    Bonds not represented by a Global Security are exchangeable at the option of the registered holder hereof upon surrender hereof, at the corporate trust office of the Trustee in Morristown, New Jersey or the corporate trust offices of its successors, for an equal principal amount of bonds of this series of other authorized denominations, in the manner and on the terms provided in the Indenture.

Notwithstanding the provisions of Section 2.7 of the Original Indenture, no charge, except for taxes or other governmental charges, shall be made by the Company for any registration of transfer of Series    Bonds or for the exchange of any Series    Bonds for such bonds of other authorized denominations.

Neither the failure to give any notice nor any defect in any notice given to the holder of the Global Securities or Series    Bonds not represented by a Global Security, will affect the sufficiency of any notice given to any other holder.

No recourse shall be had for the payment of the principal of or premium, if any, or interest on this Series    Bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, to or against any incorporator or against any stockholder, director or officer, past, present or future, as such, of the Company or any affiliate of the Company, or of any predecessor or successor company, either directly or through the Company, or such predecessor or successor company or any trustee, receiver or assignee or otherwise, under any constitution, or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, stockholders, directors or officers, as such, being waived and released by the holder and owner hereof by the acceptance of this Series    Bond and as part of the consideration for the issuance hereof and being likewise waived and released by the terms of the Indenture.

[END OF FORM OF REVERSE OF SERIES    BOND]

SCHEDULE B

Description of Certain Properties

Acquired

Since

The following deeds and conveyances, recorded in the Registries of Deeds in the Counties in New Hampshire indicated, contain descriptions of certain properties acquired in fee simple by the Company since                         .

Grantor	Date	Book/Page	County/Town

B-1

ENDORSEMENT

U.S. Bank National Association, Trustee, being the mortgagee in the foregoing Supplemental Indenture, hereby consents to the cutting of any timber standing upon any of the lands covered by said Supplemental Indenture and to the sale of any such timber so cut and of any personal property covered by said Supplemental Indenture to the extent, but only to the extent, that such sale is permitted under the provisions of the Original Indenture as referred to in, and as amended by, the Supplemental Indenture thereto dated as of                         .

U.S. BANK NATIONAL ASSOCIATION,
as Trustee as aforesaid

By:
Name:
Title:

Signed and acknowledged
on behalf of U.S. Bank National Association
in the presence of us:

Witnesses